CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

Exhibit 10.14

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

FIRST & SECOND PROPERTY CATASTROPHE

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

TABLE OF CONTENTS

ARTICLE		PAGE
I	BUSINESS COVERED	1

II	TERM	1

III	SPECIAL TERMINATION AND OTHER REMEDIES	2

IV	CONCURRENCY OF CONDITIONS	5

V	COVERAGE	6

VI	REINSURANCE PREMIUM	6

VII	NOTICE OF LOSS AND LOSS SETTLEMENTS	7

VIII	LATE PAYMENTS	7

IX	DELAYS, OMISSIONS, OR ERRORS	8

X	ENTIRE AGREEMENT	8

XI	OFFSET	8

XII	CURRENCY	8

XIII	TAXES	9

XIV	FEDERAL EXCISE TAX	9

XV	THIRD PARTY RIGHTS	9

XVI	SEVERABILITY	10

XVII	SANCTIONS	10

XVIII	GOVERNING LAW	10

XIX	ACCESS TO RECORDS	10

XX	CONFIDENTIALITY	12

XXI	INSOLVENCY	12

XXII	ARBITRATION	14

XXIII	SERVICE OF SUIT	15

XXIV	MODE OF EXECUTION	16

XXV	INTERMEDIARY	16

	Schedule A

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

FIRST & SECOND PROPERTY CATASTROPHE

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

(the “Contract”)

between

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

(the “Company”)

and

THE SUBSCRIBING REINSURER(S) EXECUTING THE

INTERESTS AND LIABILITIES AGREEMENT(S)

ATTACHED HERETO

(the “Reinsurer”)

ARTICLE I

BUSINESS COVERED

By this Contract the Reinsurer agrees to reinsure the reinstatement premiums paid or payable by the Company under its Underlying Reinsurance Contract, as hereinafter defined.

ARTICLE II

TERM

A.	This Contract shall apply to all Loss Occurrences during the term extending from 12:01 a.m., Eastern Standard Time, June 1, 2014, to 12:01 a.m., Eastern Standard Time, June 1, 2015, on Policies effective at the inception of, or written or Renewed with an effective date during, said term.

B.	If this Contract expires while a Loss Occurrence covered hereunder is in progress, the Reinsurer’s liability hereunder shall, subject to the other terms and conditions of this Contract, be determined as if the entire Loss Occurrence had occurred prior to the expiration of this Contract, provided that no part of such Loss Occurrence is claimed against any renewal or replacement of this Contract.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Notwithstanding the expiration or termination of the Reinsurer’s participation hereon, the provisions of this Contract shall continue to apply to all obligations and liabilities of the parties incurred hereunder until all such obligations and liabilities are fully performed and discharged.

ARTICLE III

SPECIAL TERMINATION AND OTHER REMEDIES

A.	The Company may terminate the share of the Reinsurer and/or exercise any other provisions provided hereunder as respects said Reinsurer at any time, either during the term or after the expiration of this Contract, upon said Reinsurer’s experiencing one or more Special Termination Event(s). A “Special Termination Event” shall be deemed to have occurred in the event of any of the following circumstances:

1.	A State Insurance Department or other legal authority orders the Reinsurer to cease writing business;

2.	The Reinsurer has voluntarily ceased assuming new and renewal reinsurance business for the lines of business covered hereunder;

3.	The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations;

4.	For any period not exceeding 12 months, which commences no earlier than 12 months prior to the inception of this Contract, the Reinsurer’s policyholders’ surplus (or total stamp capacity by managing agent as respects Lloyd’s of London syndicates), as reported in the financial statements of the Reinsurer, has been reduced by 20%;

5.	The Reinsurer has become merged with, acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations previously;

6.	The Reinsurer’s A.M. Best’s Financial Strength Rating has been assigned or downgraded below “A-”;

7.	The Reinsurer’s Standard and Poor’s Financial Strength Rating has been assigned or downgraded below “BBB+” or, as respects Lloyd’s of London, the Standard and Poor’s Rating of the Lloyd’s Market has been assigned or downgraded below “BBB+”;

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

8.	The Reinsurer has reinsured its entire liability under this Contract without the Company’s prior written consent;

9.	The Reinsurer has transferred its claims-paying authority under this Contract to an unaffiliated entity or in any other way has assigned its interests or delegated its obligations under this Contract to an unaffiliated entity without the Company’s prior written consent. Notwithstanding the foregoing, the transfer of claims-paying authority or administration to a third party, where the Reinsurer maintains control over claims settlement decisions, shall not constitute a transfer of its claims-paying authority for purposes of this subparagraph; or

10.	The Reinsurer, directly or through the actions of a parent company or an affiliated entity, has invoked any U.S. or foreign statute, legislation, or jurisprudence that purports to enable the Reinsurer to require the Company to settle its claims liabilities, including but not limited to any estimated or undetermined claims liabilities under this Contract, on an accelerated basis. This does not include any attempt to enforce a settlement of claims liabilities under a commutation process to which the parties have agreed.

Unless it is prohibited by law from doing so, immediately upon the Reinsurer’s knowledge of a Special Termination Event, the Reinsurer must notify the Company of such event in writing, by electronic mail, certified mail, or a nationally or internationally recognized delivery service.

B.	Where a Special Termination Event has taken place and after giving the Reinsurer prior written notice by electronic mail, certified mail, or by a nationally or internationally recognized delivery service, the Company may invoke any one or a combination of the following:

1.	The Company may terminate or reduce the Reinsurer’s share hereunder effective at any time following the Reinsurer’s receipt of the written notice. In such event, the entire liability of the Reinsurer for Loss Occurrences subsequent to the date of termination shall cease concurrently with the date of termination. Upon such termination, the Reinsurer shall refund to the Company the unearned portion of the reinsurance premium paid to it hereon (calculated on a pro rata expiration basis) and any minimum premium hereon shall be waived.

2.

The Company may require that the Reinsurer commute all present and future liabilities under this Contract in return for a full and final release of all such liabilities. If the Company and Reinsurer cannot agree on the capitalized value of the Reinsurer’s liabilities, they shall appoint an independent actuary. If the Company and Reinsurer cannot agree on an actuary, the Company and the Reinsurer shall each nominate three individuals, of whom the other shall decline two, and the final decision shall be made by drawing lots. All the actuaries selected shall be disinterested in the outcome of the commutation and shall be Fellows of the Casualty Actuarial Society. The decision in writing of the appointed actuary, when filed with

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

the parties hereto, shall be final and binding on both parties. The expense of the actuary and of the actuarial calculation shall be equally divided between the two parties. Said actuarial calculation shall take place in a location chosen by the Company. This commutation option is available to the Company at any time there remain any outstanding liabilities of the Reinsurer.

C.	The Company may revoke its notice hereunder, prior to the date of termination, without prejudice to reinstitute later if it so chooses.

D.	The Company, at its sole option, may classify the Reinsurer as a “Run-off Reinsurer,” where said Reinsurer experiences one or more of the Special Termination Events set forth in subparagraphs 1, 2, 3, 8, and 9 under paragraph A above.

Notwithstanding any other provision of this Contract, in the event that a Reinsurer becomes classified by the Company as a Run-off Reinsurer at any time, the Company may elect, by giving written notice to the Run-off Reinsurer at any time thereafter, that all or any of the following shall apply to the Run-off Reinsurer’s share hereunder:

1.	If payment of any claim has been received from the Reinsurers constituting at least 70% of the interests and liabilities of all the Reinsurers that participated on this Contract and are active as of the due date, it being understood that said date shall not be later than 90 days from the date of transmittal by the intermediary of the initial billing for each such payment, the Run-off Reinsurer shall be estopped from denying such claim and must pay within 10 days following transmittal to the Run-off Reinsurer of written notification of such payments. For purposes of this subparagraph, a Reinsurer shall be deemed to be active if it is not a Run-off Reinsurer.

2.	The interest penalty specified in the LATE PAYMENTS ARTICLE shall be increased by 0.5% for each 30 days that the payment is past due, subject to a maximum increase of 7.0%.

3.	In the event that either party demands arbitration of a dispute between the Company and the Run-off Reinsurer, and the amount in dispute is less than $500,000, unless the arbitration notice includes a demand for rescission of this Contract, notwithstanding the terms of the ARBITRATION ARTICLE, the dispute shall be resolved by a sole arbitrator and the following procedures shall apply:

a.	The sole arbitrator shall be chosen by mutual agreement of the parties within 15 business days after the demand for arbitration. If the parties have not chosen an arbitrator within the 15 business days after receipt of the arbitration notice, the arbitrator shall be chosen in accordance with the Neutral Selection Procedure modified for a single arbitrator, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) and in force on the date the arbitration is demanded. The nominated arbitrator must be available to read any written submissions and hear testimony within 60 days of being chosen.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

b.	Within 10 business days after the arbitrator has been appointed, the parties shall be notified of deadlines for the submission of briefs and documentary evidence, as determined by the arbitrator. There shall be no discovery or hearing unless the parties agree to engage in limited discovery and/or a hearing. Also, the arbitrator can determine, without the consent of the parties, that a limited hearing is necessary.

c.	The arbitrator shall render a decision within 10 business days after the later of the date on which briefs are submitted or the end of the limited hearing. The decision of the arbitrator shall be in writing and shall be final and binding on both parties.

E.	The Company’s waiver of any rights provided in this Article is not a waiver of that right or other rights at a later date.

ARTICLE IV

CONCURRENCY OF CONDITIONS

A.	It is agreed that this Contract will follow the terms, conditions, exclusions, definitions, warranties and settlements of the Company under the First Contract Year of the Company’s Multi-Year First and Second Property Catastrophe Excess of Loss Reinsurance Contract (Willis Re #109797001-8001-14, hereinafter the “Underlying Reinsurance Contract”), which is in effect for the period 12:01 a.m., Eastern Standard Time, June 1, 2014, to 12:01 a.m., Eastern Standard Time, June 1, 2016, and which are not inconsistent with the provisions of this Contract.

B.	The Company will advise the Reinsurer of any material changes in the Underlying Reinsurance Contract, which may affect the liability of the Reinsurer under this Contract. Upon receipt and execution by the Company, the Company will forward to the Reinsurer copies of the Company’s contract wording for the Underlying Reinsurance Contract referenced herein.

C.	“First Contract Year” as used herein shall mean the period from 12:01 a.m., Eastern Standard Time, June 1, 2014 to 12:01 a.m., Eastern Standard Time, June 1, 2015.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE V

COVERAGE

The Reinsurer shall pay the Company’s reinstatement premium which may become due under the Underlying Reinsurance Contract, detailed as follows:

1.	$50,000,000 excess of $15,000,000 Ultimate Net Loss, each Loss Occurrence. One full reinstatement, with an obligatory additional premium calculated at 100% as to time and pro rata as to amount; and

2.	$135,000,000 excess of $65,000,000 Ultimate Net Loss, each Loss Occurrence. One full reinstatement, with an obligatory additional premium calculated at 100% as to time and pro rata as to amount.

ARTICLE VI

REINSURANCE PREMIUM

A.	The Company shall pay the Reinsurer a “Deposit Premium” for each Reinstatement Layer as specified in Schedule A attached hereto. The Deposit Premium shall be paid in four installments on July 1, 2014, October 1, 2014, January 1, 2015, and April 1 of 2015.

B.	The Company shall pay to the Reinsurer a reinsurance premium for the coverage provided hereunder, such reinsurance premium to be calculated as follows:

1.	“Reinstatement Factor” for each Reinstatement Layer as specified in Schedule A attached hereto.

2.	“Final Adjusted Rate-On-Line” for each layer. “Final Adjusted Rate-On-Line” shall be the adjusted Underlying Reinsurance Contract premium paid by the Company divided by the Underlying Reinsurance Contract’s limit(s) of liability.

3.	Adjusted Underlying Reinsurance Contract premium paid by the Company.

The dollar amount resulting from the multiplication of 1, 2 and 3 above shall equal the reinsurance premium hereunder this Contract.

C.	Within 60 days after the expiration or termination of this Contract, the Company shall provide a report to the Reinsurer setting forth the reinsurance premium due hereunder, computed in accordance with paragraph B. In the event the reinsurance premium due hereunder is more than the Deposit Premium, any additional premium due the Reinsurer shall accompany the report. In the event the reinsurance premium due hereunder is less than the Deposit Premium, the Reinsurer shall return the amount of excess within 30 days of its receipt of said report.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE VII

NOTICE OF LOSS AND LOSS SETTLEMENTS

A.	The Company shall advise the Reinsurers promptly of any amount reinstated under the Underlying Reinsurance Contract and of all subsequent developments pertaining thereto that may materially affect them as well. Inadvertent omission in dispatching the aforementioned notices shall in no way affect the obligation of the Reinsurers under this Contract, provided the Company informs the Reinsurers of such omission promptly upon discovery.

B.	Amounts falling to the share of the Reinsurers hereunder as a result of the reinstatement of all or any portion of the reinsurance under the Underlying Reinsurance Contract shall be payable by the Reinsurers immediately upon being furnished by the Company with reasonable evidence of the premium paid or to be paid for such reinstatement.

ARTICLE VIII

LATE PAYMENTS

(The provisions of this Article shall not be implemented unless specifically invoked by the Company in writing.)

A.	In the event that any amount due the Company is not received by the intermediary hereunder by the payment due date, the Company may, by notifying the intermediary in writing, require the Reinsurer to pay, and the Reinsurer agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:

1.	The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times

2.	1/365ths of a rate equal to the 90-day Treasury Bill rate as published in The Wall Street Journal on the first business day following the date a remittance becomes due plus 300 basis points; times

3.	The amount past due, including accrued interest.

The Reinsurer shall also pay any and all costs and expenses, including reasonable attorney’s fees, incurred in connection with the collection and enforcement of the Reinsurer’s payment obligations hereunder

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties has been received by the intermediary.

B.	The establishment of the payment due date shall, for purposes of this Article, be determined in accordance with the applicable Article of this Contract.

C.

For purposes of interest calculation only, amounts due hereunder shall be deemed paid upon receipt by the intermediary. The validity of any claim or payment may be contested under the provisions of this Contract. If the Reinsurer prevails in an arbitration, or any other proceeding, there shall be no interest penalty due. Otherwise, any interest shall be

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

calculated and due as outlined above. Furthermore, if the Reinsurer pays any claim hereunder that it is contesting and prevails in such action, the Company shall return such payment plus pay interest on same, at a rate calculated as per the provisions of paragraph A, above; however, such calculation is to begin from the actual date of remittance of funds from the Reinsurer through the date the funds are returned.

ARTICLE IX

DELAYS, OMISSIONS, OR ERRORS

Any inadvertent delay, omission, or error shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such delay, omission, or error had not been made, provided any omission or error is rectified upon discovery.

ARTICLE X

ENTIRE AGREEMENT

This Contract shall constitute the entire agreement between the parties with respect to the business being reinsured hereunder and no understandings exist between the parties other than those expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by amendment to this Contract and signed by both parties. This Article shall not be construed as limiting in any way the admissibility, in the context of an arbitration or any other legal proceeding, of evidence regarding the formation, interpretation, purpose, or intent of this Contract.

ARTICLE XI

OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise; however, in the event of the insolvency of any party hereto, offset shall be in accordance with applicable law.

ARTICLE XII

CURRENCY

A.	Whenever the word “Dollars” or the “$” sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE XIII

TAXES

The Company shall pay applicable taxes (except Federal Excise Tax, if any) on premiums reported to the Reinsurer under this Contract.

ARTICLE XIV

FEDERAL EXCISE TAX

A.	The Reinsurer has agreed to allow the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) for the purpose of paying Federal Excise Tax to the extent such premium is subject to such tax. Should the Reinsurer claim exempt status from Federal Excise Tax, it shall provide to the Company, upon its request, proof that the exempt status adequately satisfies the rules as imposed under the Internal Revenue Code and any other applicable U.S. government authority.

B.	In the event of any return premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage from the return premium payable hereon and the Company or its agent shall recover such tax from the United States Government.

C.	As respects premiums ceded to the Reinsurer under this Contract, the Reinsurer agrees to indemnify the Company for any liability, expense, interest, or penalty it may incur by reason of the Reinsurer’s breach of this Article.

ARTICLE XV

THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the INSOLVENCY ARTICLE.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XVI

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations, or public policy of any jurisdiction, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE XVII

SANCTIONS

Notwithstanding any other provision in this Contract to the contrary, if at any time should any receipt or payment of funds or any other contemplated transaction under this Contract constitute an actual or potential violation of any economic sanction or money laundering statute, regulation or order which is applicable to either the Company or the Reinsurer, the party who becomes aware of the actual or potential violation shall immediately notify the other party of the actual or potential violation and the reasons therefor. Solely with respect to such receipt, payment or other transaction, the obligation of the parties under this Contract shall be suspended until such time as the Company or the Reinsurer are authorized by applicable law, regulation, or license to perform under this Contract. For the avoidance of doubt, the obligations of the parties under this Contract shall remain in effect with respect to the receipt or payment of funds or any other contemplated transaction which would not constitute a violation of any economic sanction or money laundering law, regulation or order.

ARTICLE XVIII

GOVERNING LAW

This Contract shall be governed as to performance, administration, and interpretation by the laws of the State of Florida, exclusive of that state’s rules with respect to conflicts of law. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE XIX

ACCESS TO RECORDS

A.	The Reinsurer or its designated representative(s) approved by the Company, upon providing reasonable advance notice to the Company, shall have access at the offices of the Company or at a location to be mutually agreed, at a time to be mutually agreed, to inspect the Company’s underwriting, accounting, or claim files pertaining to the subject matter of this Contract. The Company shall determine the manner in which files shall be accessed by the Reinsurer. The Reinsurer may, at its own expense, reasonably request copies of such files and agrees to pay the Company’s reasonable costs (including staff expense and other overhead costs) incurred in procuring such copies.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

B.	The Reinsurer or its designated representative(s) shall not have access to Protected Records related to a claim ceded to this Contract; however, the Reinsurer shall be permitted to have access to those Protected Records described in subparagraph F.2 of this Article after the Company’s final settlement or final adjudication of such underlying claim. If Protected Records are withheld, the Company shall advise the Reinsurer accordingly and the Company shall take reasonable steps to provide the Reinsurer with sufficient information to determine its liability hereunder. Further, the Reinsurer or its designated representative(s) shall not have access to any communications with any other reinsurer supporting the Company in respect of business subject to this Contract and shall not have access to Protected Records relating to any dispute between the Company and the Reinsurer.

C.	If any undisputed amounts are overdue from the Reinsurer to the Company, the Reinsurer shall have access to such records only upon payment of all such overdue amounts.

D.	Upon completion of the audit, the Reinsurer and its representative(s) shall consult with the Company promptly and in good faith, no later than 30 days after the completion of the audit unless otherwise agreed, with respect to any and all questions or issues raised by the audit. If, as a result of the Reinsurer’s inspection of the Company’s files, any claim is denied, contested, or disputed, the Reinsurer shall promptly provide the Company with a summary of any reports or analysis completed by the Reinsurer’s personnel or by any third party on behalf of the Reinsurer outlining the findings of the inspection and identifying the reasons for contesting or disputing the subject claim.

E.	Nothing in this Article requires the Company to maintain or to make available any document for longer than the period required by the Company’s document retention policies and procedures or the period required by applicable statute or regulation, whichever is greater.

F.	“Protected Records” are defined as communications, files, records, documents, or books:

1.	Deemed by the Company to concern Trade Secrets of the Company (Trade Secrets shall have the meaning provided in Section 1839 of the United States Economic Espionage Act of 1996); or

2.	Deemed by the Company to be subject to attorney-client privilege or work product rule protection; or

3.	Concerning individual private information that as a matter of law cannot be disclosed by the Company.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XX

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information, and data provided to the Reinsurer by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract, inspection pursuant to the ACCESS TO RECORDS ARTICLE, or any other information relating to this Contract (“Confidential Information”) are proprietary and confidential to the Company.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except when:

1.	Required by retrocessionaires subject to the business ceded to this Contract; or

2.	Required by state regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	Required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

C.	Further, the Reinsurer agrees not to use any Confidential Information for any purpose not permitted by this Contract or not related to the performance of their obligations or enforcement of their rights under this Contract.

D.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process, or any regulatory authority to release or disclose any Confidential Information, unless prohibited by law the Reinsurer agrees to provide the Company written notice of same prior to such release or disclosure and to use its reasonable best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

E.	The provisions of this Article shall extend to the officers, directors, and employees of the Reinsurer and its affiliates, who have received Confidential Information in accordance with this Contract, and shall be binding upon their successors and assigns.

ARTICLE XXI

INSOLVENCY

A.

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator, or statutory successor, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator, or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company, indicating the Policy reinsured which claim would involve a possible liability on the part of the Reinsurer, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further agreed that, in the event of the insolvency of the Company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or its liquidator, receiver, conservator, or statutory successor, except as otherwise provided by Section 4118(a) (relating to Fidelity and Surety Risks) and Section 1114(c) (relating to physical damage) of the Insurance Law of New York or except 1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company or 2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payee under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval by the Superintendent of Insurance of the State of New York of the Certificate of Assumption on New York risks, is entirely released from its obligation and the Reinsurers shall pay any loss directly to payees under such policies.

D.	In the event of the insolvency of any company or companies listed in the designation of “Company” under this Contract, this Article shall apply only to the insolvent company or companies.

E.	In the event of the insolvency of any company or companies covered hereunder, the laws of the applicable domiciliary state(s) shall apply. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company or companies covered hereunder, that domiciliary state’s laws shall prevail.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

ARTICLE XXII

ARBITRATION

A.	As a condition precedent to any right of action hereunder, any irreconcilable dispute arising out of the interpretation, performance, or breach of this Contract, including the formation or validity thereof, whether arising before or after the expiry or termination of the Contract, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent by certified mail, return receipt requested, or such reputable courier service as is capable of returning proof of receipt of such notice by the recipient to the party demanding arbitration.

B.	Notwithstanding the provisions of the foregoing paragraph, the Company shall have the option to either litigate or arbitrate any dispute in which the Reinsurer makes any allegation of misrepresentation, non-disclosure, concealment, fraud or bad faith and/or where the Reinsurer has experienced a Special Termination Event, as defined in the Special Termination and other remedies Article.

C.	One arbitrator shall be appointed by each party. If the responding party fails to appoint its arbitrator within 30 days after its receipt of the claimant party’s notice requesting arbitration, the claimant party, after 10 days’ notice by certified mail or reputable courier as provided above of its intention to do so, may appoint the second arbitrator.

D.	The two arbitrators shall, before instituting the hearing, appoint an impartial third arbitrator who shall preside at the hearing. Should the two arbitrators fail to choose the third arbitrator within 30 days of the appointment of the second arbitrator, the parties shall appoint the third arbitrator pursuant to the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) Umpire Selection Procedure. All arbitrators shall be disinterested active or former senior executives of insurance or reinsurance companies or Underwriters at Lloyd’s, London. In the event of the resignation or death of any arbitrator, a replacement shall be appointed in the same manner as the resigning or deceased arbitrator was appointed and the newly constituted panel shall take all necessary and/or reasonable measures to continue the arbitration proceedings without additional delay.

E.	Within 30 days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Clearwater, Florida, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of Florida. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall make its decision as promptly as possible following the termination of the hearings, considering the terms and conditions expressed in this Contract and the custom and practice of the applicable insurance and reinsurance business. Judgment upon the award may be entered in any court having jurisdiction thereof.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

G.	If more than one Reinsurer is involved in arbitration where there are common questions of law or fact and a possibility of conflicting awards or inconsistent results, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing therein shall impair the rights of such Reinsurers to assert several, rather than joint defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

H.	Each party shall bear the expense of the arbitrator selected by or for it and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE XXIII

SERVICE OF SUIT

(This Article is applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any State, Territory, or District of the United States where authorization is required by insurance regulatory authorities. This Article is not intended to conflict with or override the obligation of the parties to arbitrate their disputes in accordance with the ARBITRATION ARTICLE.)

A.	In the event of the failure of the Reinsurer to perform its obligations under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against it upon this Contract, and shall abide by the final decision of such court or of any appellate court in the event of an appeal. The validity and/or enforceability of any arbitration award or judgment obtained in the United States shall not be contested by the Reinsurer in any jurisdiction outside of the United States.

B.	Service of process in such suit may be made upon the law firm of Mendes and Mount, 750 Seventh Avenue, New York, NY 10019, the law firm of Foley & Lardner LLP, 555 California Street, Suite 1700, San Francisco, California 94104-1520, or another party specifically designated by the Reinsurer in its Interests and Liabilities Agreement attached hereto.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

C.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his/her successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceedings instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

D.	The individual named in paragraph C shall be deemed the Reinsurer’s agent for the service of process:

1.	where the address designated in, or pursuant to paragraph B is invalid; or

2.	to the extent necessary to bring this Contract into conformity with the applicable law of a state with jurisdiction over the Company.

ARTICLE XXIV

MODE OF EXECUTION

This Contract may be executed either by an original written ink signature of paper documents, by an exchange of facsimile copies showing the original written ink signature of paper documents, or by electronic signature by either party employing appropriate software technology as to satisfy the parties at the time of execution that the version of the document agreed to by each party shall always be capable of authentication and satisfy the same rules of evidence as written signatures. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE XXV

INTERMEDIARY

Willis Re Inc., 7760 France Avenue South, Suite 450, Minneapolis, Minnesota 55435 is hereby recognized as the intermediary negotiating this Contract and through whom all communications relating thereto shall be transmitted to the Company or the Reinsurer. However, all communications concerning accounts, claim information, funds, and inquiries related thereto shall be transmitted to the Company or the Reinsurer through Willis Re Inc., 5420 Millstream Road, Suite 200, McLeansville, North Carolina 27301-9528. Payments by the Company to Willis Re Inc. shall be deemed to constitute payment to the Reinsurer and payments by the Reinsurer to Willis Re Inc. shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

IN WITNESS WHEREOF, the Company by its duly authorized representative has executed this Contract as of the date specified below:

Signed this 4 day of June, 2014.

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

By	/s/ Richard A. Widdicombe
Printed Name Richard A. Widdicombe
Title President

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY HERITAGE INSURANCE HOLDINGS, INC.

SCHEDULE A

FIRST & SECOND PROPERTY CATASTROPHE

REINSTATEMENT PREMIUM PROTECTION

REINSURANCE CONTRACT

Effective: June 1, 2014

HERITAGE PROPERTY & CASUALTY INSURANCE COMPANY

Clearwater, Florida

including any and/or all of the subsidiary or affiliate companies that are now or may hereafter come under the ownership, management and/or control of the Company

	First Reinstatement Layer 109800001-14	Second Reinstatement Layer 109799001-14
Underlying Reinsurance Contract:
Reinsurer’s Limit, Each Loss Occurrence	$50,000,000	$135,000,000
Deposit Premium	$[***]	$[***]
Minimum Premium	$[***]	$[***]
Reinstatement Premium Protection:
Reinstatement Factor	0.995	0.991
Deposit Premium	$[***]	$[***]
Quarterly Installment	$[***]	$[***]

*[***]: Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.